UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905

(Address of principal executive offices)

(203) 461-7400

(Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 24, 2006, MeadWestvaco Corporation (the “company”) announced that Timothy H. Powers was named to the company’s Board of Directors, effective January 24, 2006. Mr. Powers will serve as a member of the Audit Committee. Mr. Powers is the chairman, president and chief executive officer of Hubbell, Inc. (“Hubbell”). Hubbell is primarily engaged in the engineering, manufacturing and sale of electrical and electronic products. Mr. Powers was appointed as president and chief executive officer of Hubbell in 2001 and subsequently elected chairman of its Board of Directors in 2004. He joined Hubbell in 1998 and previously served as senior vice president and chief financial officer. Mr. Powers is also the chairman of the National Electrical Manufacturers Association. There are no transactions, or series of similar transactions, or any currently proposed transactions, to which the company is to be a party, in which the amount involved exceeds $60,000, and in which Mr. Powers had, or will have, a direct or indirect material interest.

The company’s press release, dated January 24, 2006, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated January 24, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: January 26, 2006		John J. Carrara
Assistant Secretary